AMENDMENT NO. 1 TO THE CLASS A COMMON STOCK
                        AND INSTALLMENT PAYMENT AGREEMENT

          AMENDMENT NO. 1 TO THE CLASS A COMMON STOCK AND INSTALLMENT PAYMENT AGREEMENT, dated as of June 30, 2005 (this "Amendment"), to the Class A Common Stock and Installment Payment Agreement, dated as of June 30, 2004 (as so amended, and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Agreement"), by and among Cedric Kushner Promotions, Inc., a Delaware corporation (hereinafter, "CKP"), and each of Redwood Holdings Limited, Platinum Partners Value Limited Arbitrage Fund, L.P. and WEC Partners LLC (collectively, the "Investors").

          WHEREAS, CKP has agreed to pay certain Installment Payment Amounts to the Investors which are due and payable to the Investors on a quarterly basis; and

          WHEREAS, CKP currently owes the Investors the aggregate amount of $90,000, and an additional $30,000 is due and payable to the Investors on or before June 30, 2005;

          WHEREAS, the parties hereto have agreed to amend certain provisions of the Agreement as set forth in this Amendment; and

          WHEREAS, the effectiveness of this Amendment is subject to the satisfaction of the conditions precedent set forth in Section 4 of this Amendment.

          Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Agreement. (a) CKP agrees to pay to the Investors, on a pro rata basis, the Installment Payment Amount of $120,000 in full at the closing of the transactions contemplated under this Amendment, which payment shall be made by CKP as follows: (i) $60,000 shall be paid by CKP in cash via wire transfer to each Investor, on a pro rata basis, in accordance with the wire instructions provided to CKP by each Investor, and (ii) immediate delivery of certificates representing the aggregate amount of 750,000 "restricted" shares (the "Shares") of the common stock, par value $.01 per share, of CKP, which Shares shall be issued in the name of the Investors, on a pro rata basis, to the address provided to CKP by each Investor. Following such issuance, the Investor shall own all right, title and interest in the Shares, and CKP shall have no further obligations or liabilities to the Investors for any Installment Payment Amount due to the Investors for the period from the date of the Agreement through and including June 30, 2005.

         (b) Notwithstanding anything to the contrary contained in the Agreement, for the period commencing July 1, 2005 through and including December 31, 2005, CKP agrees to pay to the Investors, on a pro rata basis, an amount equal to the product of fourteen and four tenths percent (14.4%) per annum multiplied by the then outstanding investment amount of the Investors under the Operating Agreement (the "Extension Period Amount"), which amount shall accrue daily and be payable in cash in a lump sum on December 31, 2005 or until the date the Investors receive payments in cash equal to the Investor's investment amount of $1,000,000 (the "Total Payment Amount"), either in payments or distributions under the Operating Agreement in accordance with its terms or as a result of: (i) payments by CKP to the Investors under that certain Guaranty and Pledge Agreement, dated as of June 30, 2004, as amended as of the date hereof, by CKP in favor of the Investors, (ii) payments by World Wide South Beach, LLC ("WWSB") to the Investors under that certain Guaranty, dated as of June 30, 2005, by WWSB in favor of the Investors, or (iii) payments or distributions from any other person, including third party financing sources and investors. Following the date upon which the Total Payment Amount is paid to the Investors, any amounts due under Section 2(a) of the Agreement, including the Extension Period Amount, shall cease to accrue.

     2. Waiver of Event of Default. The Investors hereby agree to waive any and all default, breaches of any covenants, breaches of any representations or warranties, or Events of Default under the Agreement from the date of the Agreement through the date of closing under the Amendment.

     3. Representations and Warranties. In order to induce the parties to enter into this Amendment, each party hereby, represents and warrants to each of the parties as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

       (a) Each party, has the requisite power to execute, deliver and carry out the terms and provisions of this Amendment;

       (b) The execution, delivery and performance of this Amendment has been duly authorized in accordance with the power and authority of each party and constitutes the legal, valid and binding obligation of each party, and is enforceable against each party in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity; and

       (c) After giving effect to this Amendment, no event shall have occurred and be continuing which constitutes or would constitute a default or an Event of Default under the Agreement.

     4. Conditions Precedent. Notwithstanding any term or provision of this Amendment to the contrary, Section 1 hereof shall not become effective until each of the parties shall receive fully executed counterparts of each of the following documents: (i) this Amendment, (ii) Amendment No. 1 to Guaranty and Pledge Agreement, dated as of the date hereof, by and between CKP and the Investors, (iii) First Amendment to the Limited Liability Company Agreement of Pledge This Holdings, LLC, a Delaware limited liability company, (iv) Distribution Interest Redemption Agreement, dated of the date hereof, by and among Pledge This Holdings and the Investors, and (v) Guaranty Agreement, dated as of the date hereof, by WWSB in favor of the Investors.

     5. References to Agreement. The term "Agreement", "hereof", "herein" and similar terms as used in the Amendment, and references in the Agreement shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Section 4 hereof, the Agreement, as amended by this Amendment.

     6. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any default or Event of Default under, the Agreement, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Agreement shall remain in full force and effect from and after the date of this Amendment.

     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall have the same effectiveness as delivery of a manually executed counterpart of this Amendment.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.



                                    CEDRIC KUSHNER PROMOTIONS, INC.


                                    By: /s/ Jim DiLorenzo
                                        -----------------
                                        Jim DiLorenzo
                                        Executive Vice President


                                    REDWOOD HOLDINGS LIMITED


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.


                                    By:________________________________________
                                       Name:
                                       Title:

                                    WEC PARTNERS LLC


                                    By:_________________________________________
                                       Name:
                                       Title: